UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

BLACKROCK ESG CAPITAL ALLOCATION TERM TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice for ECAT Annual Meeting

Dear [__]

BlackRock ESG Capital Allocation Term Trust (the “Fund”) will be holding its 2025 annual meeting of shareholders on June 26, 2025 (the “Annual Meeting”) at which shareholders will be asked to consider and vote on (i) the election of trustees to the Fund’s Board of Trustees and (ii) a proposal by Saba Capital Management, L.P. to terminate the investment advisory agreement between the Fund and its investment adviser, BlackRock Advisors, LLC (collectively, the “Proposals”). The Proposals are described in more detail in the Fund’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 11, 2025.

We request that you exercise discretion with respect to voting any and all shares of the Fund over which you or your affiliates may have voting authority.

This communication is not intended to, and does not solicit a proxy from any shareholder of the Fund.